UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022 (June 27, 2022)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit,
Shatin, N.T., Hong Kong SAR
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

Item 1.01 Entry into Material Agreement

Credit Line. On June 27, 2022, Value Exchange International, Inc., a Nevada corporation, (“Company”) entered into a binding term sheet (“Term Sheet”) with American Pacific Bancorp, Inc., a Texas corporation located in Houston, Texas, (“APB”) to provide a $1 million revolving credit line to the Company (“Credit Line”), which Credit Line provides for fixed 8% annual interest on sums advanced, two year maturity date for unpaid sums loaned and unpaid interest accrued thereon, calendar quarterly payments of accrued interest on any sums advanced under Credit Line (commencing on September 30, 2022), an 8% origination fee (payable from Credit Line advance) and principal to be used for working capital needs (including any expansion of Company operations) of Company as well as costs of closing Credit Line. Credit Line is governed by laws of State of Texas. The Credit Line is secured by a first, senior lien on Company’s assets and accounts receivable. The Term Sheet has other usual and customary terms and conditions for fixed rate credit line similar to the Credit Line.

Conditions to Closing Credit Line. The closing of the Credit Line is subject to execution of a definitive loan agreement and security agreement between Company and APB and APB conducting and being satisfied with the results of a with 30-day due diligence of Company and its operations. Whether there will be a guarantor of the Credit Line will be negotiated by the Company and APB as part of the loan agreement and security agreement for the Credit Line.

There is no penalty for pre-payment of sums owed under the Credit Line. In the event of a default under the Credit Line, the default interest rate is the lesser of the highest interest rate allowed under laws of State of Texas or fixed rate of 18% annual interest.

The above summary of the Term Sheet and Credit Line is qualified in its entirety by reference to the Term Sheet, which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Affiliation of APB. APB is affiliated with Chan Heng Fai, a director and principal shareholder of the Company, by virtue of Mr. Chan’s equity ownership of parent company of APB and his service as the Executive Chairman of the parent company of APB.

Forward Looking Statements. The summary of the Term Sheet and Credit Line and statements in the Term Sheet may contain “forward looking statements” under the Private Securities Litigation Reform Act of 1995. Specifically, the permitted use of sums loaned under the Credit Line for funding possible expansion of Company business operations is a not a representation or guarantee by the Company of any future expansion of Company operations or an indication of or representation as to future business or financial performance or activities of the Company. As previously disclosed by the Company, any expansion of Company’s operations within existing markets or new geographical markets would require third party funding or a significant increase in operational net income. Whether the Company will attempt to expand its operations in an existing markets or new geographical markets will depend on a number of factors above and beyond availability of funding. Global and regional economic conditions, business and financial demands and requirements of existing customer accounts, unexpected operational costs or liabilities, availability of necessary skilled workers, changes in competition in existing and prospective markets for Company products and services and other risk factors unknown or not foreseen by the Company will impact on any decision to attempt any expansion of operations. Actual results of operations and business development activities may vary significantly from any results implied by forward looking statements. There are many factors affecting a decision to expand operations and those factors are subject to change or may be unforeseen or unforeseeable by the Company. Those factors include meeting the demands of existing business operations in established markets and the response of competition to any effort to expand operations. Many of those competitors have greater business, financial, technology and marketing resources, and greater consumer brand recognition, than the Company.

Company’s primary operations are in, and its primary markets are China, Hong Kong SAR and Manila, Philippines. The Company has no revenue operations or facilities in the United States.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	June 27, 2022 Term Sheet between Value Exchange International, Inc. and American Pacific Bancorp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee Kenneth
Name:	Tan Seng Wee (Kenneth Tan)
Title:	Chief Executive Officer and President
Date:	June 29, 2022

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	June 27, 2022 Term Sheet between Value Exchange International, Inc. and American Pacific Bancorp, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)